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                                                                    Exhibit a.12

                           TRAVELERS SERIES FUND INC.

                              ARTICLES OF AMENDMENT

          Travelers Series Fund Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The charter of the Corporation is hereby amended as follows:

          The name of the "Putnam Diversified Income Portfolio" series of capital stock of the Corporation is hereby changed to the "Pioneer Strategic Income Portfolio" series of capital stock of the Corporation.

          SECOND: The amendment does not change the outstanding authorized capital stock of the Corporation or the aggregate par value thereof.

          THIRD: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors of the Corporation and is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

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          IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Senior Vice President and witnessed by its Assistant Secretary on the __ day of July, 2003.

WITNESS:                                      TRAVELERS SERIES FUND INC.


By: Judith C. Loomis                          By: Lewis E. Daidone
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    Judith C. Loomis,                             Lewis E. Daidone
    Assistant Secretary                           Senior Vice President

THE UNDERSIGNED, Senior Vice President of Travelers Series Fund Inc., who executed on behalf of the Corporation Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                              Lewis E. Daidone
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                                              Lewis E. Daidone